Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-3 File No. 333.175637) of Cooper-Standard Holdings Inc.,
(2)    Registration Statement (Form S-8 File No. 333-188516) pertaining to the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan,
(3)    Registration Statement (Form S-3 File No. 333-189981) of Cooper-Standard Holdings Inc., and
(4)    Registration Statement (Form S-8 File No. 333-218127) pertaining to the Cooper-Standard Holdings Inc. 2017 Omnibus Incentive Plan;
of our reports dated February 22, 2021, with respect to the consolidated financial statements and schedule of Cooper-Standard Holdings Inc. and the effectiveness of internal control over financial reporting of Cooper-Standard Holdings Inc. included in this Annual Report (Form 10-K) of Cooper-Standard Holdings Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Detroit, Michigan
February 22, 2021